Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. (“we” or the “issuer”) has filed a registration statement (including a prospectus and prospectus supplement(s)) with the SEC (File No. 333-148632) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, any prospectus supplement(s) and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Also see “Where You Can Find More Information” and “Incorporation Of Certain Information By Reference” in the prospectus to which this communication relates.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wm Smith & Co. toll-free at 800-757-1175.

The information contained herein supplements, in part, the information contained in the prospectus and prospectus supplement(s) for the offering to which this communication relates.  This Issuer Free Writing Prospectus should be read in conjunction with the prospectus and prospectus supplement(s) for the offering to which this communication relates, and is qualified by reference to such prospectus and prospectus supplement(s), except to the extent that the information in this Issuer Free Writing Prospectus expressly supersedes the information contained in the prospectus or prospectus supplement(s) filed prior to the date hereof.  This Issuer Free Writing Prospectus shall be deemed to be supplemented, or superseded, by information contained in any subsequent prospectus supplement(s) for the offering to which this communication relates and/or in any information incorporated into the Registration Statement as a result of any subsequent filing by the issuer of its periodic or current reports pursuant to the Securities Exchange Act of 1934.

Beginning on March 11, 2008, we intend to make presentations to potential institutional and other investors, during which we will provide an overview of our business.  A copy of the presentation materials to be shown to potential institutional and other investors is attached hereto below and also is being furnished in a report on Form 8-K, under Item 7.01, Regulation FD Disclosure, filed with the Securities and Exchange Commission concurrently herewith.

The presentation filed herewith contains certain projections of our anticipated results of operations, or assumptions or estimates as to future events or outcomes.  It is intended to speak only as of the date of this Issuer Free Writing Prospectus and should not be construed as representing projections of our anticipated results of operations, or assumptions or estimates as to future events or outcomes, as of any subsequent date.  By furnishing the projections and other information in the attached presentation, we are not undertaking, and we expressly disclaim any obligation to furnish updated or revised projections of our projected results of operations, or assumptions or estimates as to future events or outcomes, to reflect any events or circumstances occurring or existing at any time after the date of this Issuer Free Writing Prospectus (irrespective in any such case of whether the projections, assumptions or estimates set forth in this Issuer Free Writing Prospectus, in light of events or circumstances occurring or existing at any time after the date hereof, shall have ceased to have a reasonable basis).  Consequently, the projections of our anticipated results of operations, assumptions and estimates set forth in the attached presentation should not be regarded as a representation by us that the projected results of operations can or will be achieved, only that we have concluded in good faith that they may be achieved based on many assumptions.  Our regular annual and quarterly financial statements, and the accompanying discussions and analyses of our financial condition and results of operations, contained in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission after the date of this Issuer Free Writing Prospectus will contain disclosure regarding our actual results of operations for fiscal periods covered by the projections in the attached presentation.  Our actual results could, and likely will, vary significantly from the potential results projected in the attached presentation, as a result of, among other things, changes in operations, factors affecting our business and industry, and the degree and timing to which management is able to execute its currently proposed business plan.

Please refer to page 2 of presentation materials attached hereto for a cautionary note regarding certain forward-looking statements included therein and the risks and uncertainties related thereto.  Also see “Special Note Regarding Forward-Looking Statements” in the prospectus to which this offering relates.

Investing in our securities involves a high degree of risk.  Risks associated with an investment in our securities are described in the accompanying prospectus and in certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 3 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities we may offer or determined whether this Issuer Free Writing Prospectus or any prospectus or prospectus or supplement(s) for the offering to which this communication relates is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Issuer Free Writing Prospectus is March 10, 2008

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 1 3/8/2008 Right Technology Right Products Right Service & Support Right Now! Poised for Growth Information contained on our website is not incorporated into or a part of this presentation.

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 2 3/8/2008 Safe Harbor Statement Special Note Regarding Forward-Looking Statements Some information included in this presentation contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Such statements include information relating to our current, proposed and/or projected business or financial condition. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “projected,” “scheduled,” “believe,” “continue,” “predict,” “propose” or “intend” and similar expressions with respect to, among other things: You are cautioned not to put undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future performance and involve substantial risks and uncertainties. Actual results likely will differ materially from those projected in this presentation. Factors that could cause actual results to differ materially include those discussed under “Risk Factors” in the Prospectus dated February 25, 2008, and our periodic and other reports (10-K, 10-Qs, 8-Ks) with the SEC, which include, but are not limited to, the following: • our ability to manage our foreign manufacturing and development operations; • international business risks; • our ability to scale our manufacturing and other operations; • our ability to attract skilled personnel; • our ability to protect and enforce our current and future intellectual property; • international business risks; • our need for additional, dilutive financing or future acquisitions; and • future economic, business and regulatory conditions. • our ability to develop and market products that compete effectively in targeted market segments; • market acceptance of our current and future products; • our ability to meet customer demand; • our ability to perform our obligations under our loan agreements; • a loss of one of our key customers or the failure to broaden our customer base; • our ability to implement our long-term business strategy that w ill be profitable and/or generate sufficient cash flow; • the ability of our vendors to provide conforming materials for our products on a timely basis; • the loss of any of our key executive officers; Any forward-looking statements included in this presentation are made only as of the date of this presentation. Valence does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances and cannot assure that projected results or events will be achieved. • trends affecting the commercial acceptability of our products; and • our business and growth strategies. • trends affecting our financial condition or results of operations; • our product development strategies; • trends affecting our manufacturing capabilities;

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 3 3/8/2008 Global Locations Austin, Texas Headquarters Finance, Engineering, N.A. Sales Facilities Las Vegas, Nevada Research & Legal Suzhou, China Valence Energy Tech (Operations) Phosphate Powder & Intelligent Pack Manufacturing Northern Ireland WW Marketing & Sales EU Sales & Service

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 4 3/8/2008 Superior Global Fulfillment Suzhou, China Valence Energy Tech (Asia) Dallas, Texas (North America) Amsterdam, The Netherlands (Europe) Fulfillment Centers

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 5 3/8/2008 “Valence, the first to commercialize Lithium Phosphate, has emerged as the leader in safe Lithium Phosphate energy storage systems” We develop and manufacture advanced lithium phosphate cathode materials. We design and manufacture programmable lithium phosphate packs. We provide application engineering integration services. And, we offer global fulfillment, service and support. Poised for Success

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 6 3/8/2008 We are ready, are you? Serve specific Markets & Applications Strategic Advantage Offer Fully Integrated Energy Storage Solutions Continuing Technology & Product Innovation Industry Recognized Strategic Partner & Supplier Network 1 2 3 4

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 7 3/8/2008 World Battery Market Large Format Battery Sectors Our “Sweet-Spot” Global Motive Markets Personal Mobility Commercial Mobility Other Large Format Sectors Selective Markets & Applications We know where we are going!

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 8 3/8/2008 We know where we can succeed! Source: Advanced Automotive Batteries, 2008 2005 Worldwide Battery Market $35 Billion Primary Small Rechargeable Large Rechargeable 34% 17% 49% $17 Billion Large Rechargeable $12 Billion Primary $6 Billion Small

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 9 3/8/2008 We know who needs us! Growth Total Sales Source: Advanced Automotive Batteries, 2008 $17.1 Total 3%-5% $2.1 #3 Telecommunications/Aerospace/Military 3% $5.5 #2 Industrial/UPS 3%-30% $9.5 #1 Automotive Annual % $Billion

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 10 3/8/2008 When Applications must have, Inherent Safety, Lithium Power, Long-Life and Reliability, Maintenance-free Operation. And Corporations need, Immediate High Volume Supply, Engineering & System Integration, Local Fulfillment, Service & Support. Valence Intelligent Packs are the answer! See www.valence.com for “Safety Video” and “Independent Safety Test Report” Where we fit!

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 11 3/8/2008 How markets differ • Europe (From Turbo Diesel @ 50mpg to EV) – Next Generation Technology (Launch 2008) • Electric Vehicles – UK » Smith Electric Vehicles www.smithelectricvehicles.com » Modec www.modeczev.com/uk/ » PanelTex – France » PVI – Italy » Micro-vett • Series Hybrids – Wright Bus www.wrightbus.com “Stop-and-Go Delivery: Where EVs Excel and Diesels Fail!”

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 12 3/8/2008 America must catch up! • North America (From HEV to PHEV) – Next Generation Technology • HEV – PHEV Conversions (Launch 2008) – OEMTek www.oemtek.com • Mild Hybrid (Launch 2008) – International School Bus www.greendieseltechnology.com – Follow-on Technology (Launch 2010-11) • PHEVs From Major Auto Companies “North America PHEVs Trail European EVs”

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 13 3/8/2008 From personal mobility, Segway 2-wheel Electric Scooter Piaggio 3-wheel Electric Scooter

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 14 3/8/2008 to commercial reliability. All-electric range of up to 150 miles on a single charge with Valence Lithium Phosphate energy storage solutions!* *Source: www.smithelectricvehicles.com

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 15 3/8/2008 From commercial fleet delivery, Modec Electric Delivery Vehicle Produced for UPS

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 16 3/8/2008 to retail fleet service, Modec Electric Delivery Vehicle Produced for Tesco

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 17 3/8/2008 to mass transit in 08! International Corporation “Stop & Go operation of commercial vehicles with long service life is the Sweet-Spot for Valence Lithium Phosphate Energy Systems.”

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 18 3/8/2008 EV manufacturers are focused! Smith, Modec, International, Wright and others are focused on back-to-base, urban fleets that include: – Supermarket delivery – Logistics / General Delivery – Newspapers – Utilities Infrastructure – Mass transit – Other And, they are already seeing repeat customers!

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 19 3/8/2008 And over 100 other corporations are taking action! • Telecomm Backup – Central Offices – Local Substations – Base Stations – Remote Communications Towers – Data Centers • Utilities Backup – Peak Shaving – Power Generation Plants – Distribution Centers – Substation Power Backup • Military – Military Branches and Associated Suppliers with Advanced Applications • Marine – Research Submarines – Ocean Yachts – Racing Yachts – Pleasure Boat Manufacturers – Sport Fishing Accessories – Maritime Safety Devices

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 20 3/8/2008 Systems Advantages EpochTM energy storage systems are “Leading the Pack”! EpochTM EpochTM The Experts

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 21 3/8/2008 Right Technology Right Products Right Service & Support Right Now! The experts have spoken! Based on these results, it is the opinion of Exponent that it is "improbable" that Valence's lithium phosphate batteries will incur the thermal runaway that causes other batteries to burst into flames or explode. Noah Budiansky, Ph.D. Quinn Horn, Ph.D. Xiaoyun Hu Kevin White, Ph.D. Exponent 21 Strathmore Road Natick, MA 01760 July 11, 2007 See www.valence.com for complete report

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 22 3/8/2008 A period marked by radical changes and new developments Customers want Intelligent Programmable Packs, not Cells! TM

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 23 3/8/2008 has broken away from the pack! Fail Soft: Eliminates System Failure Caused by a Single Cell Scalable: Up to 390KWh Capacity Compatible: Data Logging, CAN communications, Programmable Protection: Automatic Over-Charge / Discharge and Temperature Protection Monitoring: State of Charge, State of Health, Current, Voltage, Temperature Balancing: For Optimized Pack Performance Rugged: Superior Performance in hostile environments No Maintenance: Install and Forget Long Cycle Life: 2000+ Under Normal Conditions Robust: Can Be Charged Using Lead Acid Chargers EpochTM

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 24 3/8/2008 Intellectual Property Valence’s Technology Advancements Our leadership continues

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 25 3/8/2008 Our intellectual property expands! Valence began phosphate based cathode material research in the mid-1990s and has continued to expand its research. • Today’s Carbothermal Reduction Manufacturing Process – Low Cost Manufacturing Process • 20 Granted Patents (3 U.S.) • 3 Pending Applications • Tomorrow’s Next Generation of Lithium Phosphate Materials – 122 Granted Patents Worldwide • 46 U.S. • 76 Foreign – 121 Pending Patent Applications Worldwide • 31 U.S. • 90 Foreign • Miscellaneous Patents or Patent Pending Applications – 118 Domestic and International

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 26 3/8/2008 The Valence Technology Advantage 10 – 30 Ah 1.6 – 1.7Ah 1.35 Ah Amp-Hrs LVP or LVPF (+28% Energy) P100 (+25% Energy) P1a Material (Phosphates) EpochTM Custom 4.1V 2009-2010 Prismatic EpochTM 3rd Generation 3.2V 2008 Cylindrical U-Charge 2nd Generation 3.2V 2007 Cylindrical Pack Voltage Cell

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 27 3/8/2008 Valence China Valence Proven EV Infrastructure Potential Suppliers The experts are gathering

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 28 3/8/2008 Valence Proven processes! • Established May 2004 with initial investment of $15 million USD • ISO 9001 Certified • Core manufacturing facility for Valence globally (powder & pack) – Building #1 - Cathode Materials (58,000 square feet) – Building #2 - Pack Manufacturing (58,000 square feet) Suzhou, China Valence Energy Tech Phosphate Powder & Intelligent Pack Manufacturing

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

29 Valence quality assurance! Cells Valence “Proven” Partner Cathode Materials Manufactured in Building 1 Intelligent Packs Manufactured in Building 2

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 30 3/8/2008 The EV infrastructure is ready! Valence Lithium Phosphate International Corp. “School Buses” Valence Lithium Phosphate PanelTex “Delivery Vans” Azure Dynamics (Canada) Valence Lithium Phosphate Modec “Delivery Vans” Zytek (UK) Valence Lithium Phosphate Smith Electric Vehicles “Delivery Vans & Trucks” Enova (USA) Valence Lithium Phosphate Wright Bus “London Double Deck Bus” Siemens (Germany) Energy Storage Applications Electric Drive-Train Mfg

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 31 3/8/2008 Suppliers are gathering! BAK ATL Global Technology Corporation Lishen BAK Global Energy Corporation Q-Tech Lishen Custom Chemical Corporation Sub-Assemblies Cells Materials

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 32 3/8/2008 Balance Sheet Manufacturing Capacity Mfg Capacity / Financial Outlook Investors Financial Summary and Outlooks

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 33 3/8/2008 Balance Sheet December 31, 2007 March 31, 2007 (unaudited) (audited) Assets Total current assets 15,449 $ 15,025 $ Property, plant and equipment, net 4,529 3,997 Intellectual property, net 87 178 Total assets 20,065 $ 19,200 $ Liabilities and Stockholders' Deficit Total current liabilities 7,221 $ 7,643 $ Long-term liabilities 74,014 70,865 Total Liabilities 81,235 $ 78,508 $ Redeemable convertible preferred stock 8,610 $ 8,610 $ Common stock & additional paid-in capital 470,856 457,717 Notes receivable from stockholder - (5,164) Treasury shares, 1,803,144 at cost (5,164) - Accumulated deficit & other loss (535,472) (520,471) Total Stockholders' Deficit (69,780) $ (67,918) $ Total Liabilities, Preferred Stock and Stockholders' Deficit 20,065 $ 19,200 $ (in thousands)

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 34 3/8/2008 Our manufacturing capacity is growing! Smith Electric Vehicles* •Fiscal Year 2009 Mfg Outlook 2,500 vehicles (1500 EU / 1000 US) •Estimated US Capacity 2010 10,000 vehicles •Estimated Annual US Market 200,000 vehicles *Source: www.smithelectricvehicles.com To support anticipated product sales, as of March 31, 2009, we plan to expand our manufacturing capacity to $35M to $50M per quarter.

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 35 3/8/2008 Financial Outlook 17% - 20% Operating Profit 12% - 10% Operating Expense 29% - 30% Gross Margin $35M - $50M Quarterly Mfg Capacity As of March 31, 2009 As our manufacturing capacity expands to fulfill anticipated product sales, we believe we can achieve the following financial goals:

Issuer Free Writing Prospectus dated March 10, 2008
Filed Pursuant to Rule 433
Supplementing the Preliminary Prospectus dated January 11, 2008
And Prospectus Supplement No. 1 dated February 22, 2008
Registration Statement No. 333-148632

Valence Technology, Inc. Presentation to Potential Investors
Dated March 10, 2008

www.valence.com 36 3/8/2008 Top Ten Institutional Investors (as of February 5, 2008) 1. INGALLS & SNYDER ASSET MANAGEMENT 2. THE VANGUARD GROUP, INC. 3. BARCLAYS GLOBAL INVESTORS NA (CA) 4. FULLER & THALER ASSET MANAGEMENT, INC. 5. DIMENSIONAL FUND ADVISORS, INC. 6. WEINTRAUB CAPITAL MANAGEMENT LLC 7. SHUFRO, ROSE & CO. LLC 8. STATE TEACHERS RETIREMENT SYSTEM OF OHIO 9. ALETHEIA RESEARCH & MANAGEMENT, INC. 10.FIRST REPUBLIC INVESTMENT MANAGEMENT, INC.